UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 17, 2015, the Board of Directors (the “Board”) of New York Community Bancorp, Inc. (the “Company”) adopted a resolution to submit to shareholders, at its annual meeting of stockholders to be held in 2016, a proposal to amend the Company’s Certificate of Incorporation to declassify the Board (the “Declassification Proposal”). Pursuant to the Declassification Proposal, directors whose then current three-year terms expire at the annual meetings of stockholders to be held in 2017, 2018, and 2019, respectively, will thereafter be elected on an annual basis.

Additionally, on March 17, 2015, the Board adopted amendments to the Company’s bylaws, in the form of the Company’s Amended and Restated Bylaws (the “Bylaws”), to implement “proxy access” (allowing eligible stockholders to include their own nominees for director in the Company’s proxy materials along with the Board-nominated candidates) and make certain conforming changes in connection therewith. The proxy access process under the Bylaws will first be available to stockholders in connection with the Company’s 2016 annual meeting of stockholders. The Board also adopted amendments and certain conforming changes to the Bylaws’ notification requirements with respect to stockholders seeking to bring a proposal, or to nominate a person for election as a director of the Company, before any annual meeting.

The following general description of the proxy access provisions of the Bylaws is qualified in its entirety by reference to the text of the Bylaws, a copy of which is included as Exhibit 3(iii) to this report and incorporated by reference herein.

The advance notice provisions of the Bylaws were amended to require that a stockholder notice to the Company proposing to bring a proposal, or nominate a person for election or re-election as a director of the Company, before an annual meeting of stockholders include information regarding any hedging transaction with respect to the Company’s common stock that is in place or has been entered into within the six months preceding the date of delivery of the stockholder notice by or for the benefit of such stockholder.

The proxy access provisions of the Bylaws permit any stockholder or group of up to 10 stockholders who have maintained continuous qualifying ownership of 5% or more of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees in the Company’s proxy materials for an annual meeting of stockholders. A nominating stockholder is considered to own only the shares for which the stockholder possesses full voting rights and a net long position. Under this provision, a person’s or group’s net long position should be determined in accordance with Rule 14e-4 under the Exchange Act (or any successor rule), provided that (1) the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of submission of the Nomination Notice and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Company’s common stock on such date of submission (or, if such date is not a trading day, the immediately preceding trading day), and (2) to the extent not covered by such definition, the net long position shall be reduced by any shares of common stock subject to any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act (or any successor rule)) or that the Board of Directors determines that the person or group does not, or will not, have the right to vote (or direct the voting of) at the annual meeting.

The maximum number of stockholder nominees permitted under the proxy access provisions of the Bylaws is equal to 20% of the directors in office as of the last day a notice of nomination may be submitted. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and the Board decides to reduce the size of the Board in connection therewith, the 20% calculation will be applied to the reduced size of the Board. Stockholder-nominated candidates whose nomination is withdrawn or whom the Board determines to include in the Company’s proxy materials as Board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in the Company’s proxy materials as a stockholder nominee for any of the three preceding annual meetings and whom the Board decides to renominate for election to the Board also will be counted against the 20% maximum.

Notice of a nomination pursuant to the proxy access provisions of the Bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company mailed its proxy statement for the previous year’s annual meeting of stockholders; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the nomination notice shall be given in the manner provided herein by the later of the close of business on (i) the date that is 180 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. If a group of stockholders is making the nomination, such notice must designate one member of the group that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

Each stockholder seeking to include a director nominee in the Company’s proxy materials is required to provide certain information, including proof of qualifying stock ownership as of the date of the submission and the record date for the applicable annual meeting of stockholders, the stockholder’s notice on Schedule 14N as filed with the Securities and Exchange Commission, and the information required by the advance notice provision of the Bylaws relating to nomination of directors. Nominating stockholders are also required to make certain representations and agreements regarding their intent to maintain qualifying ownership through the meeting date and for one year after the meeting date; lack of intent to effect a change of control; only participating in the solicitation of their nominee or Board nominees; and that a nominee’s candidacy or Board membership would not violate applicable laws or rules of any stock exchange on which the Company’s securities are traded.

Nominating stockholders are also required to represent that: each stockholder nominee meets the audit committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded; that the stockholder nominee does not have a direct or indirect relationship with the Company other than those deemed immaterial under the Company’s policy on director independence; that the nominee has not been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years; that the nominee does not serve as a director of more than four other entities other than the Company; and that the nominee has not been a named subject of a pending criminal proceeding (excluding traffic and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years.

A stockholder nominee will not be eligible for inclusion in the Company’s proxy materials if: the Company receives a notice pursuant to the advance notice provision of the Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting; the nominating stockholder or designated lead group member does not appear at the meeting of the stockholders to present the nomination of the stockholder nominee; the Board, acting in good faith, determines that the nominee’s nomination or election to the Board would result in the Company violating any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of any stock exchange on which the Company’s securities are traded; the nominee was nominated at one of the Company’s two preceding annual meetings of stockholders and received less than 25% of the votes cast in each such election; or the Company is notified, or the Board acting in good faith determines, that a nominating stockholder has failed to continue to satisfy the eligibility requirements under the proxy access provisions of the Bylaws, or that the representations and warranties made pursuant to such provisions have ceased to be true and accurate in all material respects, or that the nominee or the stockholder who nominated the nominee has otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of the Bylaws.

Nominating stockholders under the proxy access provisions of the Bylaws are permitted to include in the proxy a statement of up to 500 words in support of their nominee(s). The Company may omit any information or statement that the Company, in good faith, believes would violate any applicable law or regulation.

If any of the information provided by a nominating stockholder or its nominee ceases to be true and accurate in all material respects, or if a nominating stockholder has failed to continue to satisfy the eligibility requirements of a nominating stockholder, the nominating stockholder must promptly notify the Company and any other recipient of the misstatement or omission, and correct the information.

ITEM 9.01.	Financial Statements and Exhibits

(d)	The following exhibit is filed herewith:

Exhibit 3(iii)	Bylaws (Amended and Restated as of March 17, 2015)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2015	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President
and Director, Investor Relations